May 27, 2021

Christine A. Glass

The Bank of New York Mellon

240 Greenwich St,

New York, NY 10286

Re:	Custody Agreement

Dear Ms. Glass,

Pursuant to Section 10.12 and/or 10.13 of the Custody Agreement dated as of January 1, 2011 (the “Agreement”) between each investment company listed on Schedule I thereto and The Bank of New York Mellon (the “Custodian”), please be advised that the following investment company desires to have the Custodian render services under the terms of the Agreement as Custodian as of the effective date indicated:

Effective Date

BNY Mellon Alcentra Opportunistic Global Credit Income Fund	6/1/2021

Enclosed please find Schedule I to the Agreement revised to reflect the addition of this new investment company.

Please indicate the agreement of the Custodian by having an authorized representative sign and date this letter and return it to the undersigned.

Sincerely,

/s/ Deirdre Cunnane

Deirdre Cunnane
Vice President and Assistant Secretary
The BNY Mellon Family of Funds

Agreed to by The Bank of New York Mellon:

By:	/s/ Christine Glass
Title:	Client Services Director
Date:	6/1/2021

SCHEDULE I

BNY Mellon Absolute Insight Funds, Inc. BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

BNY Mellon Dynamic Total Return Fund

BNY Mellon Dynamic Value Fund

BNY Mellon Global Dynamic Bond Income Fund

BNY Mellon Global Real Return Fund

BNY Mellon Opportunistic Midcap Value Fund

BNY Mellon Opportunistic Small Cap Fund

BNY Mellon Structured Midcap Fund

BNY Mellon Sustainable Balanced Fund

BNY Mellon Technology Growth Fund

BNY Mellon Alcentra Global Credit Income 2024 Target Term Fund, Inc.
BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.
BNY Mellon Alcentra Opportunistic Global Credit Income Fund
BNY Mellon Appreciation Fund, Inc.
BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon Funds Trust

BNY Mellon Asset Allocation Fund

BNY Mellon Bond Fund

BNY Mellon Corporate Bond Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Focused Equity Opportunities Fund

BNY Mellon Government Money Market Fund

BNY Mellon Income Stock Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon International Equity Income Fund

BNY Mellon International Fund

BNY Mellon Large Cap Stock Fund

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Mid Cap Multi-Strategy Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon National Intermediate Municipal Bond Fund

BNY Mellon National Municipal Money Market Fund

BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon New York Intermediate Tax-Exempt Bond Fund

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

BNY Mellon Short-Term U.S. Government Securities Fund

BNY Mellon Small Cap Multi-Strategy Fund

BNY Mellon Small/Mid Cap Multi-Strategy Fund

BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund

BNY Mellon High Yield Strategies Fund
BNY Mellon Index Funds, Inc. BNY Mellon International Stock Index Fund BNY Mellon S&P 500 Index Fund BNY Mellon Smallcap Stock Index Fund
BNY Mellon Intermediate Municipal Bond Fund, Inc.
BNY Mellon International Securities Funds, Inc. BNY Mellon Emerging Markets Securities Fund

SCHEDULE I

BNY Mellon Investment Funds I

BNY Mellon Diversified Emerging Markets Fund

BNY Mellon Global Fixed Income Fund

BNY Mellon International Equity Fund

BNY Mellon Small Cap Growth Fund

BNY Mellon Small Cap Value Fund

BNY Mellon Small/Mid Cap Growth Fund

BNY Mellon Tax Sensitive Total Return Bond Fund

BNY Mellon Investment Funds II, Inc. BNY Mellon Alternative Diversifier Strategies Fund BNY Mellon Global Emerging Markets Fund BNY Mellon Yield Enhancement Strategy Fund
BNY Mellon Investment Funds III BNY Mellon Equity Income Fund BNY Mellon Global Equity Income Fund BNY Mellon High Yield Fund BNY Mellon International Bond Fund
BNY Mellon Investment Funds IV, Inc. BNY Mellon Bond Market Index Fund BNY Mellon Floating Rate Income Fund BNY Mellon Institutional S&P 500 Stock Index Fund BNY Mellon Tax Managed Growth Fund
BNY Mellon Investment Funds V, Inc. BNY Mellon Diversified International Fund BNY Mellon Global Real Estate Securities Fund BNY Mellon Large Cap Equity Fund
BNY Mellon Investment Funds VI BNY Mellon Balanced Opportunity Fund
BNY Mellon Investment Grade Funds, Inc. BNY Mellon Short Term Income Fund
BNY Mellon Investment Portfolios MidCap Stock Portfolio Small Cap Stock Index Portfolio Technology Growth Portfolio
BNY Mellon Large Cap Securities Fund, Inc.
BNY Mellon Midcap Index Fund, Inc.
BNY Mellon Municipal Bond Funds, Inc. BNY Mellon Municipal Bond Fund
BNY Mellon Municipal Bond Infrastructure Fund, Inc.
BNY Mellon Municipal Funds, Inc. BNY Mellon AMT-Free Municipal Bond Fund BNY Mellon High Yield Municipal Bond Fund
BNY Mellon Municipal Income, Inc.
BNY Mellon New Jersey Municipal Bond Fund, Inc.
BNY Mellon New York AMT-Free Municipal Bond Fund
BNY Mellon New York Tax Exempt Bond Fund, Inc.
BNY Mellon Opportunistic Municipal Securities Fund
BNY Mellon Opportunity Funds BNY Mellon Japan Womenomics Fund BNY Mellon Natural Resources Fund
BNY Mellon Research Growth Fund, Inc.

SCHEDULE I

BNY Mellon Short-Intermediate Municipal Bond Fund
BNY Mellon State Municipal Bond Funds BNY Mellon Connecticut Fund BNY Mellon Massachusetts Fund BNY Mellon Pennsylvania Fund
BNY Mellon Stock Funds BNY Mellon International Small Cap Fund
BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Funds, Inc.

BNY Mellon Active MidCap Fund

BNY Mellon Global Stock Fund

BNY Mellon International Stock Fund

BNY Mellon Select Managers Small Cap Growth Fund

BNY Mellon Select Managers Small Cap Value Fund

BNY Mellon U.S. Equity Fund

BNY Mellon Strategic Municipal Bond Fund, Inc.
BNY Mellon Strategic Municipals, Inc.
BNY Mellon Sustainable U.S. Equity Fund, Inc.
BNY Mellon Sustainable U.S. Equity Portfolio, Inc.
BNY Mellon U.S. Mortgage Fund, Inc.
BNY Mellon Ultra Short Income Fund
BNY Mellon Variable Investment Fund Appreciation Portfolio Opportunistic Small Cap Portfolio Government Money Market Portfolio Growth and Income Portfolio
BNY Mellon Worldwide Growth Fund, Inc.
CitizensSelect Funds Dreyfus Institutional Preferred Treasury Securities Money Market Fund
Dreyfus Cash Management
Dreyfus Government Cash Management Funds Dreyfus Government Cash Management Dreyfus Government Securities Cash Management
Dreyfus Institutional Liquidity Funds Dreyfus Treasury and Agency Liquidity Money Market Fund
Dreyfus Institutional Preferred Money Market Funds Dreyfus Institutional Preferred Government Plus Money Market Fund
Dreyfus Institutional Reserves Funds Dreyfus Institutional Preferred Government Money Market Fund Dreyfus Institutional Preferred Treasury Obligations Fund
Dreyfus Tax Exempt Cash Management Funds Dreyfus Tax Exempt Cash Management
Dreyfus Treasury Obligations Cash Management
Dreyfus Treasury Securities Cash Management
General Money Market Fund, Inc. Dreyfus Money Market Fund
General Municipal Money Market Funds, Inc. Dreyfus National Municipal Money Market Fund
General New York Municipal Money Market Fund Dreyfus New York Municipal Money Market Fund